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                                                                    EXHIBIT  11
                                                                    -----------
COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                     Quarter Ended          Two Quarters Ended
                                  -------------------       -------------------
                                  June 26     June 27       June 26     June 27
                                   1994        1993          1994        1993
                                  -------     -------       -------     -------

PRIMARY

Average shares outstanding         54,133      55,020        54,443      55,061

Net effect of dilutive
    stock options - based on
    the Treasury Stock method
    using the average market
    price                             415         456           447         550
                                  -------     -------       -------     -------
              TOTAL                54,548      55,476        54,890      55,611
                                  =======     =======       =======     =======
Net Income                        $50,121     $42,497       $80,493     $65,633
                                  =======     =======       =======     =======
Per Share amount
   from net income                  $0.92       $0.77         $1.47       $1.18
                                  =======     =======       =======     =======

FULLY DILUTED

Average shares outstanding         54,133      55,020        54,443      55,061

Net effect of dilutive
  options - based on the Treasury
  Stock method using the higher
  of quarter-end or average
  market price                        371         454           472         549
                                  -------     -------       -------     -------
              TOTAL                54,504      55,474        54,915      55,610
                                  =======     =======       =======     =======
Net Income                        $50,121     $42,497       $80,493     $65,633
                                  =======     =======       =======     =======
Per Share amount
   from net income                  $0.92       $0.77         $1.47       $1.18
                                  =======     =======       =======     =======
                                                  -15-
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